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                                                                    Exhibit 23.1


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 5, 2001, included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-67067, 033-60406, 033-57167, 033-39466, 333-86299, 333-34609, 333-29657,
333-14869, 033-59235, and 033-59237) and on Form S-8 (Nos. 333-66233, 033-45525,
033-50260, 033-45074, 033-52094, 333-19671, 333-91305, 333-94955, 333-30742,
333-29819, 033-36694 and 333-77703) and to all references to our Firm included in these registration statements.

/s/ ARTHUR ANDERSEN LLP

Kansas City, Missouri
February 23, 2001